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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-68402) of India-Sierra Holdings, Inc. of our report dated February 12, 2001, except as to Notes 2 and 22, which are as of August 23, 2001, relating to the financial statements and financial statement schedule of iXL Enterprises, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


Atlanta, Georgia
October 3, 2001